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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm), with respect to the financial statements of Metapath Software Corporation and its subsidiary included in or made part of this registration statement.

                                                       [/S/ ARTHUR ANDERSEN LLP]

Seattle, Washington

March 2, 2000